SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2010

LUX ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Suite 1950 - 777 8th Ave. S.W. Calgary, Alberta, Canada T2P 3R5
(Address of principal executive offices)
(780) 669-0936
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Wade D. Huettel

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LUX ENERGY CORP.

From 8-K

Current Report

Item 4.01 Changes In Registrant’s Certifying Accountant.

On January 22, 2010, the Board of Directors of the Registrant dismissed Seale and Beers, CPAs (the “Former Accountant”) as the Registrant’s independent registered public accountants, and the Board of Directors approved the engagement of Killman, Murrell & Company, P.C. (the “New Accountant”) to serve as the Registrant’s independent registered public accountants for fiscal year 2009. The New Accountant was engaged on January 22, 2010.

The Former Accountant was engaged by the Registrant on August 7, 2009, and has issued no reports on the financial statements of the Registrant for any period.

During the period of the Former Accountant’s engagement and through the date of this Current Report on Form 8-K, there have been no disagreements with the Former Accountant (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused them to make reference thereto in their report on financial statements for any period.

During the period of the Former Accountant’s engagement and through the date of this Current Report on Form 8-K, there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During the period of the Former Accountant’s engagement and through the date of this Current Report on Form 8-K, neither the Registrant nor anyone on its behalf has consulted with the New Accountant regarding either:

•

The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither was a written report provided to the Registrant nor was oral advice provided that the New Accountant concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing, or financial reporting issue; or

•

Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Though the Former Accountant never issued a report on the financial statements of the Registrant for any period, on January 21, 2010, the Former Accountant notified the Registrant that the acquisition of an asset from a related party for a note payable on its interim financial statements for the three months ending September 30, 2009 had been recorded incorrectly.  Per the Former Accountant, the transaction in question was reported as an offsetting financing and investment activity on the Registrant's Statements of Cash Flows rather than as a supplementary non-cash transaction (the "Non-Cash Investment").

The Registrant's Board of Directors, in assessing the information related to the Non-Cash Investment, determined that the Former Accountant is correct.  However, with respect to the Non-Cash Investment, the Registrant also concluded that:

•

Although the net cash used in investing and financing activities have changed, the amounts will be presented below the line and would not have, in the Registrant's opinion, a material impact on the financial statements for the period ended September 30, 2009 since the nature and scope of the transaction will still be presented regardless of whether it is shown within the statement of cashflows or below the line as a non-cash item.  Furthermore, the proposed change is a reclassification of cash flow items, and has no impact or change to the balance sheet, statement of operations, or notes to the financial statements as they are currently presented;

•

The 10-Q issued in September 30, 2009 contains no opinion from the Former Accountant.  Given the fact that the Company has since changed auditors, there is no risk to the Former Accountant as the opinion for the December 31, 2009 audited financial statements will be issued by the New Accountant.  A restatement, in the Registrant's opinion, is not necessary given the fact that the proposed change has no material impact on the balance sheet, income statement, and notes to the financial statements since the proposed change is merely a reclassification of items.

•

The Registrant will address the reclassification of the Non-Cash Investment on its Financial Statements for the year ended December 31, 2009.

The Registrant requested the Former Accountant to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 hereto.

On January 22, 2010, with the prior approval of its Board of Directors, the Registrant engaged the New Accountant as its independent registered public accounting firm.

The Company has not consulted with the New Accountant regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through present.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

16.1

Letter from Seale & Beers, CPAs, dated January 25, 2010, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

January 28, 2010

LUX ENERGY CORP.

By:  /s/ Shane Broesky

Shane Broesky

President & CEO